UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) January 28, 2002

                               HEALTHEXTRAS, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                         0-31014                 52-2181356
- ---------------------------        -----------           -----------------
(State or other                    (Commission           (IRS Employer
Jurisdiction of incorporation)     File Number)          Identification No.)


          2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850
          -------------------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-2900
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OF OR DISPOSITION OF ASSETS.
- -------   ----------------------------------------

         On November 14, 2001 HealthExtras, Inc. (the "Company") made a strategic investment to acquire an 80% interest in Catalyst Rx, Inc. and Catalyst Consultants, Inc. of Las Vegas, Nevada (collectively, "Catalyst"). The common stock in both Catalyst Rx, Inc. and Catalyst Consultants, Inc. was purchased in an arm's length transaction. The consideration paid by HealthExtras was a combination of approximately $11 million in cash, $1.6 million in liabilities assumed, and 366,730 shares of newly issued Company common stock valued at approximately $2.3 million based on the Company's closing price per share on November 13, 2001. The cash was derived from the Company's working capital. The Company may increase its investment up to 100% in Catalyst by March 14, 2003, for consideration to be determined based upon the financial performance of Catalyst during calendar year 2002 and as prescribed by the Securities Purchase Agreement. Founded in 1994, Catalyst provides pharmacy benefit management services to managed care organizations, self-insured employers and third party administrators. Catalyst services members located in all 50 states and maintains a network of approximately 40,000 pharmacies nationwide.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
- -------   ------------------------------------------------------------------


          (a) (b) Financial statements shall be provided within the time frames specified.

          (c) Exhibits: The following exhibits are filed as part of this report:

                   Exhibit No.      Description
                   -----------      -----------

                      1             Financial Statements of Business Acquired

                                    Audited   Combined   Balance  Sheets  as  of
                                    December 31, 2000,  and  September  30, 2001
                                    (unaudited) and Related Combined  Statements
                                    of  Operations,   Changes  in  Stockholders'
                                    Equity,  and Cash  Flows for the year  ended
                                    December 31, 2000 and for the nine-months ended September 30, 2001 (unaudited).


                       2            Pro Forma Financial Information

                                    Unaudited Pro Forma Condensed Combined
                                    Financial Statements and Notes

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    January 28, 2002                By: /s/ Michael P. Donovan
                                             -------------------------------
                                             Michael P. Donovan
                                             Chief Financial Officer and
                                             Chief Accounting Officer

                                  EXHIBIT INDEX



EXHIBIT NO.        DESCRIPTION
- -----------        -----------

      1             Audited Combined Balance Sheets as of December 31, 2000, and
                    September  30,  2001   (unaudited)   and  Related   Combined
                    Statements of Operations,  Changes in Stockholders'  Equity,
                    and Cash Flows for the year ended  December 31, 2000 and for the nine-months ended September 30, 2001 (unaudited).

      2 Unaudited Pro Forma Condensed Combined Financial Statements and Notes



                    CATALYST RX, INC. AND COMBINED AFFILIATE


                           REPORT ON AUDITED COMBINED
                              FINANCIAL STATEMENTS

                          AS OF AND FOR THE YEAR ENDED
                                DECEMBER 31, 2000

                    CATALYST RX, INC. AND COMBINED AFFILIATE

                           REPORT ON AUDITED COMBINED
                              FINANCIAL STATEMENTS


                          AS OF AND FOR THE YEAR ENDED
                                DECEMBER 31, 2000



                               Table of Contents

                                                                       Page
                                                                       ----

Report of Independent Accountants.........................................1

Combined Balance Sheets...................................................2

Combined Statements of Operations.........................................3

Combined Statements of Stockholders' Equity...............................4

Combined Statements of Cash Flows.........................................5

Notes to Combined Financial Statements..................................6-11


REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Catalyst RX, Inc. and Combined Affiliate

 In our opinion, the accompanying combined balance sheet, and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Catalyst RX, Inc. and Combined Affiliate (the "Company") as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
January 25, 2002
Las Vegas, Nevada

                    CATALYST RX, INC. AND COMBINED AFFILIATE

                            COMBINED BALANCE SHEETS
                 As Of December 31, 2000 And September 30, 2001



                                                  December 31,    September 30
                                                       2000            2001
                                                 -------------   -------------
                                                                  (Unaudited)
ASSETS

Current assets:

 Cash and cash equivalents ...................   $  1,773,998    $  2,220,548
 Accounts receivable .........................      8,715,452      14,315,235
 Other current assets ........................          3,200              --
 Advances to stockholder .....................         54,019       1,611,087
                                                 -------------   -------------
 Total current assets ........................     10,546,669      18,146,870
                                                 -------------   -------------

Furniture and office equipment ...............        156,131         230,498
Accumulated depreciation .....................        (55,889)        (86,493)
                                                 -------------   -------------
    Net furniture and office equipment .......        100,242         144,005
                                                 -------------   -------------

 Total assets ................................   $ 10,646,911    $ 18,290,875
                                                 ============    ============



CURRENT LIABILITIES:

 Accounts payable ............................   $  7,226,233    $ 12,679,601
 Other accrued expenses ......................      1,002,953       1,746,720
 Federal income taxes payable ................        167,516         420,802
 Deferred income taxes........................         56,380           8,522
                                                 -------------   -------------
 Total current liabilities ...................      8,453,082      14,855,645
                                                 -------------   -------------

Deferred income taxes ........................         21,327          24,521
                                                 -------------   -------------
 Total liabilities ...........................      8,474,409      14,880,166
                                                 -------------   -------------

Commitments and contingencies

Stockholders' equity

 Common stock ................................             --              --
 Additional paid-in capital ..................          6,000           6,000
 Treasury stock ..............................        (75,020)        (75,020)
 Retained earnings ...........................      2,241,522       3,479,729
                                                 -------------   -------------
    Total stockholders' equity ...............      2,172,502       3,410,709
                                                 -------------   -------------
    Total liabilities and stockholders' equity   $ 10,646,911    $ 18,290,875
                                                 ============    ============


    The accompanying notes are an integral part of these combined financial statements

                    CATALYST RX, INC. AND COMBINED AFFILIATE

                       COMBINED STATEMENTS OF OPERATIONS
                      For The Year Ended December 31, 2000
               And The Nine-Month Period Ended September 30, 2001


                                                               Nine Months
                                               Year Ended          Ended
                                               December 31,    September 30,
                                                    2000             2001
                                               ------------    ------------

Revenues ...................................   $ 43,732,087    $ 47,369,894

Cost of goods sold .........................     40,856,334      44,669,425
                                               ------------    ------------

  Gross profit ............................       2,875,753       2,700,469

Selling, general and administrative expenses      1,211,792       1,162,102
                                               ------------    ------------

  Operating income .........................      1,663,961       1,538,367

Interest income ............................        105,389         104,454
                                               ------------    ------------
Income before income taxes .................      1,769,350       1,642,821
Provision for income taxes .................       (486,082)       (404,614)
                                               ------------    ------------
Net income .................................   $  1,283,268    $  1,238,207
                                               ============    ============

    The accompanying notes are an integral part of these combined financial statements

                    CATALYST RX, INC. AND COMBINED AFFILIATE

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                      For The Year Ended December 31, 2000
               And The Nine-Month Period Ended September 30, 2001



                                                      Additional  Common Stock
                                            Common     Paid-in      Held In       Retained
                                            Stock      Capital      Treasury      Earnings         Total
                                           -------    --------    ----------    ----------    ----------
Balances, December 31, 1999 ............   $    --     $ 6,000     $ (25,020)   $   958,254   $   939,234

     Repurchase of common stock ........        --        --         (50,000)            --       (50,000)

     Net income ........................        --        --              --      1,283,268     1,283,268
                                           -------    --------    ----------    ----------    ----------

Balances, December 31, 2000 ............        --       6,000       (75,020)     2,241,522     2,172,502

     Net income - Unaudited ............        --        --             --       1,238,207     1,238,207
                                           -------    --------    ----------    ----------    ----------

Balances, September 30, 2001 - Unaudited   $    --     $ 6,000     $ (75,020)   $ 3,479,729   $ 3,410,709
                                           =======    ========    ==========    ===========   ===========


    The accompanying notes are an integral part of these combined financial statements

                    CATALYST RX, INC. AND COMBINED AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS
                      For The Year Ended December 31, 2000
               And The Nine-Month Period Ended September 30, 2001


                                                                            Nine-Months
                                                             Year Ended        Ended
                                                             December 31,    September 30,
                                                                 2000           2001
                                                             -----------    ------------
                                                                             (unaudited)
Cash flows from operating activities:
   Net income ............................................   $ 1,283,268    $ 1,238,207
                                                             -----------    ------------
   Adjustments to reconcile net income to net cash
        provided by operating activities:
     Depreciation ........................................        24,555         30,604
     Increase (decrease) in deferred income taxes ........        16,526        (44,664)
     Changes in operating assets and liabilities:
           Accounts receivable ...........................    (4,765,008)    (5,599,783)
           Other current assets ..........................        (3,200)         3,200
           Accounts payable ..............................     3,819,597      5,453,368
           Other accrued expenses ........................       467,601        743,767
           Federal income taxes payable ..................       (40,303)       253,286
                                                             -----------    ------------
                Total adjustments ........................      (480,232)       839,778
                                                             -----------    ------------
                Net cash provided by operating activities        803,036      2,077,985
                                                             -----------    ------------
Cash flows from investing activities:
   Capital expenditures ..................................       (52,759)       (74,367)
   Received from (advances to) stockholder ...............        44,532     (1,557,068)
                                                             -----------    ------------
                Net cash used in investing activities ....        (8,227)    (1,631,435)
                                                             -----------    ------------
Cash flows from financing activities:
   Cash paid to reacquire common stock ...................       (50,000)            --
                                                             -----------    ------------
                Net cash used in financing activities ....       (50,000)            --
                                                             -----------    ------------
       Net increase in cash and cash equivalents .........       744,809        446,550

Cash and cash equivalents, beginning of period ...........     1,029,189      1,773,998
                                                             -----------    ------------
Cash and cash equivalents, end of period .................   $ 1,773,998    $ 2,220,548
                                                             ===========    ===========

The accompanying notes are an integral part of these combined financial statements

                     CATALYST RX INC. AND COMBINED AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and for the nine-month period then ended is unaudited)

1.  NATURE OF OPERATIONS
- --  --------------------

    Catalyst Rx, Inc. ("CRX") and Catalyst Consultants, Inc. ("CC") were incorporated under the laws of the State of Nevada in 1996. These entities are related through common ownership and are referred to collectively herein as the "Company". The Company is primarily a provider of pharmacy benefits management services to self-insured employers. As of December 31, 2000, the Company managed the pharmacy benefits of approximately 300,000 client employees.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- --  ------------------------------------------

    BASIS OF ACCOUNTING

    The combined financial statements include the accounts of CRX and CC. which have common ownership. All intercompany accounts and transactions are eliminated in combination for the affiliated group.

    INTERIM FINANCIAL STATEMENTS

    The financial statements as of September 30, 2001 and for the nine-month period then ended are unaudited and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the results of this interim period. The results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2001.

    MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include an overnight deposit account with a financial institution for the purpose of investing idle cash on a short-term basis.

    CONCENTRATIONS OF CREDIT RISK

    As of December 31, 2000, the Company had cash and cash equivalents on deposit with a major financial institution that was in excess of FDIC insured limits. The concentration of credit risk in these uninsured deposits is mitigated by the Company's policy of placing such deposits with financial institutions of high credit rating. Historically, the Company has not experienced any loss of its cash and cash equivalents due to such concentration of credit risk.

- --  -----------------------------------------------------

    The Company provides services to various employer clients in Nevada and Texas. The Company's credit risk primarily consists of receivables from large Las Vegas hotel and casino properties. The Company does not hold collateral to secure payment of its accounts receivable resulting from providing services. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. As of December 31, 2000 and September 30, 2001, management has determined that no allowance is necessary.

    FURNITURE AND OFFICE EQUIPMENT

    Furniture and office equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. When items of furniture and office equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

    INCOME TAXES

    CRX is a C corporation under the applicable sections of the Internal Revenue Code. CRX provides for income taxes utilizing the asset and liability approach, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    CC has elected subchapter S corporation status under the applicable sections of the Internal Revenue Code. Therefore, the income earned by CC is reported on the personal income tax return of its sole shareholder. Accordingly, no provision for income tax expense has been recorded in these combined financial statements for CC.

    In addition, CRX and CC are incorporated in the state of Nevada, which has no corporate state income tax. Accordingly, no provision for state income tax expense has been recorded in these combined financial statements.

- --  -----------------------------------------------------

    REVENUE RECOGNITION

    CRX earns revenues under pharmacy benefit management services to employer-based health plans (the "plan sponsors"). Revenues are recognized on an as-filled basis for prescriptions to employee participants of plan sponsors, whose prescriptions are filled through participating retail pharmacies. CRX earns an administrative fee from the applicable plan sponsor on each prescription filled and, in turn, provides claim processing and reporting services to the plan sponsor. To fill prescriptions under its agreements with plan sponsors, CRX contracts with retail pharmacies on a discounted basis and is at-risk with respect to the retail price paid by plan sponsors. Accordingly, the accompanying financial statements reflect both the gross revenues and costs from sales of prescription medicines. CRX has agreements with certain plan sponsors to share a portion of the rebates it collects from manufacturers based on the volume of prescriptions filled, and revenues are presented net of an accrual for estimated rebates due to plan sponsors. CC earns revenues primarily as fees from consultation services, which fees are not material in the accompanying financial statements.

    COST OF GOODS SOLD

    The Company does not carry product inventory. However, it does incur product cost for prescription medicines and other pharmaceutical products supplied directly to employee participants by participating pharmacies. Cost of goods sold includes such product cost, net of earned vendor rebates. The Company recognizes vendor rebates based on the terms of the underlying agreements.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 replaces certain previously issued accounting guidance, develops a single accounting model for long-lived assets, and broadens the framework previously established for assets to be disposed of by sale (whether previously held or newly acquired). The Company is required to adopt SFAS No. 144 as of January 1, 2002. The Company is in the process of determining the impact of adoption of this pronouncement, but does not anticipate any significant impact.

3.  ACCOUNTS RECEIVABLE
- --  -------------------

    Accounts receivable consists of the following at December 31, 2000:


    Trade receivables              $ 7,510,560
    Other receivables                1,204,892
                                   -----------
                                   $ 8,715,452
                                   ===========

4.  INCOME TAXES
- --  ------------

    The provision for income taxes for the year ended December 31, 2000 is as follows:


    Current federal income taxes           $ 469,556
    Deferred federal income taxes             16,526
                                           ---------

    Total income tax provision             $ 486,082
                                           =========

    For the year ended December 31, 2000, income tax expense differs from the expected tax provision, which is computed by applying the U.S. Federal corporate income tax rate of 34% to income before income taxes as follows:


    Computed "expected" tax provision                          $ 601,579
    Adjustment for earnings of S corporation affiliate          (126,064)
    Other                                                         10,567
                                                               ---------

                                                               $ 486,082
                                                               =========


    The tax effects of temporary differences that give rise to significant portions of deferred liabilities at December 31, 2000 are presented below:


    Deferred tax asset:
     Accrued compensated absences
      of employees                                          $  6,460
                                                            --------

    Deferred tax liabilities:
     Book to tax differences in accounting for
      vendor rebates                                         (62,840)
     Furniture and office equipment                          (21,327)
                                                            --------
       Total deferred tax liabilities                        (84,167)
                                                            --------

       Net deferred tax liabilities                         $(77,707)
                                                           =========

5.  COMMON STOCK
- --  ------------

    Common stock consists of the following as of December 31, 2000:


                                                                            Common Stock

                                                    Authorized        Issued        Outstanding          Amount
                                                  ----------------------------------------------------------------
    Catalyst RX, Inc. (no par value)                  2,500             886             709            $    --
    Catalyst Consultants, Inc. (no par value)         2,500           1,000           1,000                 --
                                                                                                       -----------
                                                                                                       $    --
                                                                                                       ===========

    During 2000, the Company reacquired 177 shares of CRX common stock for $50,000.

6.  EMPLOYEE BENEFIT PLANS
- --  ----------------------

    The Company provides various health, welfare and disability benefits to its full-time employees which are generally funded through insurance policies with unrelated third parties. The Company does not provide post-employment or post-retirement health care or life insurance benefits to its employees.

    The Company sponsors a 401(k) plan (the "Plan") which is available to all employees of the Company who are at least 21 years old and have completed one year of continuous service with the Company. Participant contributions are subject to certain restrictions as set forth in the Internal Revenue Code. The Company makes annual matching contributions of 50% of the participant's pre-tax and/or after tax contribution up to 6% of the total annual compensation of the participant. Vesting in matching contributions occurs at a rate of 20% per year. The Company made matching contributions of approximately $15,000 to the Plan during the year ended December 31, 2000.

7.  ADVANCES TO STOCKHOLDER
- --  ------------------------

    Advances to stockholder are non-interest bearing and were assumed by HealthExtras, Inc. ("HealthExtras") in connection with its investment in the Company as more fully described in Note 9. The Company expects such advances to be paid by HealthExtras in 2002.

8.  COMMITMENTS AND CONTINGENCIES
- --  -----------------------------

    The Company is subject to certain claims and lawsuits arising in the normal course of business. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company's combined financial position, results of operations or cash flows.

    The Company leases its office facilities and certain office equipment under operating leases. The office lease expires in 2002 and provides for minimum monthly rentals of approximately 4,000 and the payment of utilities, maintenance, insurance and taxes. Operating lease rental expense was approximately $62,000 in 2000.

9.  SUBSEQUENT EVENTS
- --  -----------------

    Subsequent to December 31, 2000, the Company and their sole stockholder (the "Stockholder") entered into various agreements whereby HealthExtras, a Delaware corporation engaged in pharmacy benefits management, became an investor in the Company. In November 2001, under the terms of the agreements, the Stockholder sold 80% of the outstanding shares of the Company to HealthExtras in exchange for a cash payment of $1,500,000 to the Stockholder. The Stockholder also received $12,843,358 in promissory notes payable, which matured on January 2, 2002, and 366,730 shares of
    HealthExtras common stock, which had a market value of $2,310,400 on November 13, 2001.

    Under the terms of the agreements, the Stockholder is expected to transfer the remaining 20% interest in the Company to HealthExtras in March 2003, for consideration to be determined pursuant to the agreements at the date of transfer.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION

    The Pro Forma Consolidated Balance Sheet as of September 30, 2001, and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001 are based on the historical combined financial statements of Catalyst Rx, Inc., and Catalyst Consultants ("Catalyst") and historical financial statements of HealthExtras, Inc. (the "Company"). The Pro Forma Consolidated Balance Sheet has been prepared assuming the acquisition of Catalyst Rx occurred on September 30, 2001.

    The Pro Forma Consolidated Statements of Operations for the year ended December 31, 2000 and for the nine-month period ended September 30, 2001 have been prepared assuming the acquisition of Catalyst occurred on January 1, 2000. In addition, the Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 has been prepared assuming the Company had acquired its interest in International Pharmacy Management, Inc. (IPM) on January 1, 2000, which acquisition actually occurred on November 1, 2000. Accordingly, the Pro Forma Consolidated Statements of Operations for the year ended December 31, 2000 includes IPM's operations for the period January 1 to October 31, 2000. Net loss per common share in the Pro Forma Consolidated Statements of Operations also reflect the issuance of an aggregate of 444,030 and 366,730 shares of Common Stock at December 31, 2000 and September 30, 2001, respectively, assuming the acquisitions of Catalyst and IPM occurred January 1, 2000.

    The Pro Forma Consolidated Financial Statements do not purport to represent what the Company's actual results of operations or financial position would have been had the acquisition occurred as of such dates, or to project the Company's results of operations or financial position for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocation of purchase price to the assets and liabilities of Catalyst is preliminary and the final allocation may differ from the amounts reflected herein. The Pro Forma Consolidated Financial Statements should be read in conjunction with the other financial statements and notes thereto previously filed by the Company.

                               HEALTHEXTRAS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            As Of September 30, 2001


                                                                               Acquistion
                                             HealthExtras      Catalyst        Adjustments               Pro Forma
                                             ------------    ------------    -------------            ------------
Assets

Current assets
Cash and cash equivalents ................   $ 32,005,082    $  2,220,548    $  (1,300,000)(1)       $  32,925,630
Accounts receivable ......................      6,247,338      14,315,235               --              20,562,573
Deferred charges: ........................
    Direct ...............................      2,700,819              --               --               2,700,819
    Marketing and promotion ..............      1,640,908              --               --               1,640,908
Other current assets .....................        780,044       1,611,087       (1,611,087)(3)             780,044
                                             ------------    ------------    -------------            ------------

    Total current assets .................     43,374,191      18,146,870       (2,911,087)             58,609,974

Fixed assets, net ........................      4,618,174         144,005              --                4,762,179
Goodwill .................................      8,658,975                       9,938,480  (2)          18,597,455
Intangible assets ........................             --              --       2,580,000  (2)           2,580,000
Other long-term assets ...................      1,398,641              --              --                1,398,641
                                             ------------    ------------    -------------            ------------
Total assets .............................   $ 58,049,981    $ 18,290,875    $  9,607,393            $  85,948,249
                                             ============    ============    ============            =============
Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses ....   $  9,550,149    $ 14,426,321    $    550,000  (2)       $  24,526,470
Federal income tax payable ...............             --         420,802              --                  420,802
Deferred income taxes.....................             --           8,522          (8,522) (4)                  --
Other current liabilities ................         44,000              --              --                   44,000
Deferred revenue .........................      6,148,917              --              --                6,148,917
Notes payable ............................             --              --      12,079,003  (2,3)        12,079,003
                                             ------------    ------------    -------------            ------------
    Total current liabilities ............   $ 15,743,066    $ 14,855,645    $ 12,620,481            $  43,219,192

Deferred income taxes ....................             --          24,521         (24,521) (4)                  --
                                             ------------    ------------    -------------            ------------
    Total liabilities ....................   $ 15,743,066    $ 14,880,166    $ 12,595,960            $  43,219,192
                                             ------------    ------------    -------------            ------------

Minority interest ........................                                        422,142  (5)             422,142

Stockholder's equity

Common stock .............................        314,874              --              --                  314,874
Preferred stock ..........................             --              --              --                       --
Warrants .................................             --              --              --                       --
Treasury stock ...........................             --         (75,020)         75,020  (1,2,5)              --
Additional paid-in capital ...............     66,785,166           6,000          (6,000) (1,2,5)      66,785,166
Deferred compensation ....................       (165,669)             --              --                 (165,669)
(Accumulated deficit) retained earnings ..    (24,627,456)      3,479,729      (3,479,729) (1,2,5)     (24,627,456)
                                             ------------    ------------    -------------            ------------

    Total stockholder's equity ...........     42,306,915       3,410,709      (3,410,709)              42,306,915
                                             ------------    ------------    -------------            ------------
Total liabilities and stockholders' equity   $ 58,049,981    $ 18,290,875    $  9,607,393            $  85,948,249
                                             ============    ============    ============            =============

                               HEALTHEXTRAS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 2000


                                                                                                    Pro Forma
                                                HealthExtras         IPM            Catalyst       Adjustments      Pro Forma
                                               -------------    -------------    -------------     -----------    -------------
Revenues ...................................   $  44,178,040    $  24,718,411    $  43,732,087            --      $ 112,628,538

Direct expenses ............................      24,302,775       23,246,291       40,856,334            --         88,405,400
Product development and marketing ..........      31,210,649               --               --            --         31,210,649
Selling, general and administrative expenses       8,458,533        2,117,895        1,211,792       778,078  (6)    12,566,298
                                               -------------    -------------    -------------     -----------    -------------
     Operating (loss) income ...............     (19,793,917)        (645,775)       1,663,961      (778,078)       (19,553,809)

Other income ...............................         499,280               --               --            --            499,280
Interest income ............................       2,068,421           43,875          105,389            --          2,217,685
                                               -------------    -------------    -------------     -----------    -------------

(Loss) income before income taxes ..........     (17,226,216)        (601,900)       1,769,350      (778,078)       (16,836,844)
Provision for income taxes .................              --               --         (486,082)      486,082  (7)

(Loss) income before minority interest .....     (17,226,216)        (601,900)       1,283,268      (291,996)       (16,836,844)

Minority interest ..........................              --               --               --      (256,654) (5       (256,654)
                                               -------------    -------------    -------------     -----------    -------------

Net (loss) income ..........................   $ (17,226,216)   $    (601,900)       1,283,268    $  (35,342)    $ (17,093,498)
                                               =============    =============     ============    ============    =============
Net loss per common share basic and diluted..  $       (0.62)                                                        $    (0.60)

Weighted average common shares used in
     computing net loss per common
     share basic and diluted.................     28,010,102                                                            28,454,132

                               HEALTHEXTRAS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For The Nine-Months Ended September 30, 2001


                                                                                  Pro Forma
                                                HealthExtras        Catalyst     Adjustment           Pro Forma
                                                -------------    -------------   ----------       -------------
Revenues ....................................   $  77,834,313    $  47,369,894           --       $ 125,204,207

Direct expenses .............................      57,112,539       44,669,425           --         101,781,964
Product development and marketing ...........      20,419,982                                        20,419,982
Selling, general and administrative expenses        7,966,433        1,162,102      199,286 (6)       9,327,821
                                                -------------    -------------   ----------       -------------

     Operating (loss) income ................      (7,664,641)       1,538,367     (199,286)         (6,325,560)

Other income ................................            (303)              --           --                (303)
Interest income .............................         983,680          104,454           --           1,088,134
                                                -------------    -------------   ----------       -------------

(Loss) Income before income taxes ...........      (6,681,264)       1,642,821           --          (5,237,729)
Provision for income taxes ..................              --         (404,614)     404,614 (7)              --
                                                -------------    -------------   ----------       -------------

(Loss) income before minority interest ......      (6,681,264)       1,238,207      205,328          (5,237,729)

Minority interest ...........................              --               --     (247,641)(5)        (247,641)
                                                -------------    -------------   ----------       -------------

Net (loss) income ...........................   $  (6,681,264)   $   1,238,207   $  (42,313)      $  (5,485,370)
                                                =============    =============   ==========       =============
Net loss per common share basic .............   $       (0.23)                                    $       (0.19)

Weighted average common shares used in
    computing net loss per common share basic      29,071,224                                        29,364,581


                          HEALTHEXTRAS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


 1. Pro Forma adjustment to reflect a transaction whereby Catalyst reacquired shares under a preexisting arrangement with a minority shareholder.

 2. Pro Forma adjustment to give effect to the purchase of an 80% interest in Catalyst for $14.8 million as if the acquisition occurred on September 30, 2001 (including transaction costs). The adjustment reflects a promissory note issued in the aggregate amount of $12.8 million due on January 2, 2002 and cash of $1.5 million paid on November 15, 2001.

 3. Pro Forma adjustment to eliminate inter-company balances, resulting from the Company's assumption of such advances in connection with the acquisition.

 4. Pro Forma adjustment to reflect the elimination of deferred tax liabilities as the consolidated group will be able to utilize its net operating loss carryforwards to offset Catalyst's taxable income.

 5. Pro Forma adjustment to reflect minority interest in the net assets and net income of Catalyst.

 6. Pro Forma adjustment to give effect to the amortization of IPM goodwill and Catalyst intangible assets over periods of seven to fifteen years.

 7. Pro forma adjustment to reflect the elimination of income tax expense due to a consolidated net tax loss.

 8. Net income per common share, for both the "Company" column and the "Pro Forma" column, was computed by dividing the net loss for the nine-month period ended September 30, 2001 and the year ended December 31, 2000 by the weighted average number of shares including common stock equivalents. The weighted average number of common shares under the "Pro Forma" column gives retroactive effect to January 1, 2000 for the issuance of 444,030 shares of common stock issued in connection with the acquisitions of IPM and Catalyst for the year ended December 31, 2000 and 366,730 shares of common stock issued in connection with the acquisition of Catalyst for the nine-months ended September 30, 2001.